UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, the Board of Directors (the “Board”) of Apellis Pharmaceuticals, Inc. (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, elected Paul Fonteyne to the Board as a Class I director to serve until the Annual Meeting of Stockholders to be held in 2021 or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Fonteyne has not yet been appointed to any committee of the Board. The Board has determined that Mr. Fonteyne is “independent” as contemplated by the Nasdaq Stock Market rules.

Mr. Fonteyne shall be entitled to receive compensation under the Company’s non-employee director compensation program. In accordance with this program, upon his election to the Board, Mr. Fonteyne received under the Company’s 2017 Stock Incentive Plan an option to purchase 37,500 shares of the Company’s common stock at an exercise price equal to $26.13 per share, the closing price of the Company’s common stock on the date of grant, which option will vest with respect to one-third of the shares on each of the first, second and third anniversaries of the grant date, subject to his continued service. In the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. In addition, Mr. Fonteyne will receive annual cash compensation of $40,000 as a member of the Board and reimbursement for reasonable travel and out-of-pocket expenses incurred in connection with attending Board meetings. The Company also has entered into an indemnification agreement with Mr. Fonteyne, a form of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: April 6, 2020	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer